EXHIBIT 23.1


                      [VIRCHOW KRAUSE & COMPANY LETTERHEAD]


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this registration statement on Form SB-2/A of our report dated January 20, 2005 (except as to Note 14, as to which the date is March 31, 2005), which appears on page F-2 for the year ended December 31, 2004, and to reference to our Firm under the caption "Experts" in the prospectus.

                                               /s/ Virchow Krause & Company, LLP

Minneapolis, Minnesota
April 4, 2005